Exhibit 99.1

Bidz.com, Inc. Acquires $23.9 Million Lot of Finished Jewelry from Bankruptcy Auction

CULVER CITY, Calif., May 19, 2008 (BUSINESS WIRE) — Bidz.com (NASDAQ: BIDZ), a leading online auctioneer of jewelry, announced today that it was the winning bidder of a large lot of finished jewelry in the bankruptcy auction of LID Ltd., one of the world’s largest manufacturers of diamond jewelry. Bidz paid nearly $24 million, significantly below cost, to acquire the lot of high quality diamond and gemstone jewelry. The company expects to sell the newly acquired inventory primarily through online auctions as well as B2B (wholesale) transactions.

The company is in the process of receiving, photographing, and describing the inventory and expects to begin to auction the jewelry on its website by early June. With the company’s fiscal quarter ending on June 30, 2008, the majority of the acquired inventory is expected to remain on the company’s balance sheet at the end of the second quarter of 2008, and some will likely be held for the important holiday season.

“We are extremely pleased to have outbid some very strong and better known competitors while still receiving a great deal on this very high quality assortment of merchandise,” said David Zinberg, Chief Executive Officer of Bidz.com. “It is our size, reputation, increasing brand awareness, solid balance sheet and entrepreneurial spirit that enable us to take advantage of fortuitous opportunities such as this. We expect to be invited to participate in other similar opportunities in the future.”

About Bidz.com

Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format. To learn more about Bidz.com visit its website at www.bidz.com.

Safe Harbor Statement

This press release includes statements made by Bidz that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements about the Company’s estimated revenue, gross margins, earnings and tax rates. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements. Bidz based these forward-looking statements largely on current expectations and projections about future events and financial trends that Bidz believes may affect its financial condition, results of operations, business strategy and financial needs. Risks and uncertainties relating to these statements include the ability of the Company to attract customers to its website and offer attractive products; to maintain its website, electronic data processing systems, and systems hardware; to forecast accurately net revenue and plan for expenses; to protect intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings. All forward-looking statements are qualified in their entirety by reference to the factors described in Part I, Item 1A, “Risk Factors” in Bidz’ 2007 Annual Report on Form 10-K, and in Part II, Item 1A, “Risk Factors” in Bidz’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 that could cause the actual results of Bidz to differ materially from those projected in such forward-looking statements.

All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of Bidz, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Bidz undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Bidz to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SOURCE: Bidz.com

ICR

Investor Relations:

Andrew Greenebaum or Patricia Dolmatsky, 310-954-1100

or

Media Relations:

Stephanie Sampiere, 646-277-1222

Rich Layne, 646-277-1219